   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 11, 2002

                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

  ENTERCOM COMMUNICATIONS CORP.           ENTERCOM RADIO, LLC               ENTERCOM CAPITAL, INC.
   (Exact name of registrant as       (Exact name of registrant as       (Exact name of registrant as
            specified                          specified                          specified
   in its governing instrument)       in its governing instrument)       in its governing instrument)

    PENNSYLVANIA         23-1701044         DELAWARE         23-3017800         DELAWARE         01-0589645
   (State or Other      (IRS Employer    (State or Other    (IRS Employer    (State or Other    (IRS Employer
   Jurisdiction of     Identification    Jurisdiction of   Identification    Jurisdiction of   Identification
  Incorporation or          No.)        Incorporation or        No.)        Incorporation or        No.)
    Organization)                         Organization                        Organization

                             ---------------------
  (FOR ADDITIONAL CO-REGISTRANTS, PLEASE SEE "TABLE OF CO-REGISTRANTS" ON THE
                                FOLLOWING PAGE)

                           401 CITY AVENUE, SUITE 409
                        BALA CYNWYD, PENNSYLVANIA 19004
                                 (610) 660-5610
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                             ---------------------
                                JOSEPH M. FIELD
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                         ENTERCOM COMMUNICATIONS CORP.
                           401 CITY AVENUE, SUITE 409
                        BALA CYNWYD, PENNSYLVANIA 19004
                                 (610) 660-5610
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   COPIES TO:

              SCOTT C. HERLIHY, ESQ.                              JOHN C. DONLEVIE, ESQ.
             JOSEPH D. SULLIVAN, ESQ.                     EXECUTIVE VICE PRESIDENT, SECRETARY AND
                 LATHAM & WATKINS                                     GENERAL COUNSEL
       555 ELEVENTH STREET, N.W., SUITE 1000                   ENTERCOM COMMUNICATIONS CORP.
              WASHINGTON, D.C. 20004                            401 CITY AVENUE, SUITE 409
                  (202) 637-2200                              BALA CYNWYD, PENNSYLVANIA 19004
                                                                      (610) 660-5610

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined by the Registrant.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
                                                        (Continued on next page)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(Continued from previous page)

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
               TITLE OF EACH CLASS OF                  PROPOSED MAXIMUM AGGREGATE            AMOUNT OF
            SECURITIES TO BE REGISTERED                    OFFERING PRICE(1)            REGISTRATION FEE(1)
----------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value $.01 per share and
  Preferred Stock, par value $.01 per share of
  Entercom Communications Corp. ("Entercom")........        $250,000,000(2)                   $23,000
Guarantees of Entercom of Debt Securities of
  Entercom Radio....................................               --                           (6)
Debt Securities of Entercom Radio, LLC ("Entercom
  Radio")(3)(4)(5)..................................          $250,000,000                    $23,000
Guarantees of Co-Registrants of Debt Securities of
  Entercom Radio....................................               --                           (6)
         Total......................................          $500,000,000                    $46,000
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

(1) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, and reflects the offering price rather than the principal amount at maturity of any debt securities issued at a discount.

(2) This amount reflects the proposed maximum aggregate offering price of Class A common stock of Entercom and preferred stock of Entercom, in accordance with General Instruction II.D. to Form S-3 under the Securities Act of 1933, as amended.

(3) Entercom Radio's payment obligations under any series of Debt Securities will be guaranteed by Entercom and may be guaranteed by one or more of the Co-Registrants.

(4) If any Debt Securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $250,000,000.

(5) The Debt Securities of Entercom Radio will be co-issued by Entercom Capital, Inc.

(6) Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees being registered hereby.

                            TABLE OF CO-REGISTRANTS

                                                STATE OR OTHER JURISDICTION OF    IRS EMPLOYER IDENTIFICATION
NAME                                                      FORMATION                         NUMBER
----                                            ------------------------------    ---------------------------
Delaware Equipment Holdings, LLC                      Delaware                            23-3027897
Entercom Boston 1 Trust                             Massachusetts                         52-2121927
Entercom Boston, LLC                                  Delaware                            23-2975771
Entercom Boston License, LLC                          Delaware                            23-2975661
Entercom Buffalo, LLC                                 Delaware                            16-1574853
Entercom Buffalo License, LLC                         Delaware                            16-1573524
Entercom Delaware Holding Corporation                 Delaware                            51-0394052
Entercom Denver, LLC                                  Delaware                            80-0617731
Entercom Denver License, LLC                          Delaware                            80-0017728
Entercom Gainesville, LLC                             Delaware                            23-2988465
Entercom Gainesville License, LLC                     Delaware                            23-3008199
Entercom Greensboro, LLC                              Delaware                            23-3017788
Entercom Greensboro License, LLC                      Delaware                            23-3014529
Entercom Greenville, LLC                              Delaware                            23-3017789
Entercom Greenville License, LLC                      Delaware                            23-3014530
Entercom Internet Holding, LLC                        Delaware                            23-3080086
Entercom Kansas City, LLC                             Delaware                            23-2988463
Entercom Kansas City License, LLC                     Delaware                            23-3027894
Entercom Longview, LLC                                Delaware                            23-2988462
Entercom Longview License, LLC                        Delaware                            23-3007877
Entercom Madison, LLC                                 Delaware                            23-3051015
Entercom Madison License, LLC                         Delaware                            23-3051018
Entercom Memphis, LLC                                 Delaware                            23-3017792
Entercom Memphis License, LLC                         Delaware                            23-3014531
Entercom Milwaukee, LLC                               Delaware                            23-3017793
Entercom Milwaukee License, LLC                       Delaware                            23-3014532
Entercom New Orleans, LLC                             Delaware                            23-3017794
Entercom New Orleans License, LLC                     Delaware                            23-3014533
Entercom New York, Inc.                               New York                            16-1545221
Entercom Norfolk, LLC                                 Delaware                            23-3017796
Entercom Norfolk License, LLC                         Delaware                            23-3014534
Entercom Portland, LLC                                Delaware                            23-2955467
Entercom Portland License, LLC                        Delaware                            23-2969295
Entercom Rochester, LLC                               Delaware                            16-1578603
Entercom Rochester License, LLC                       Delaware                            16-1578604
Entercom Sacramento, LLC                              Delaware                            23-2988461
Entercom Sacramento License, LLC                      Delaware                            23-3027892
Entercom Wilkes-Barre Scranton, LLC                   Delaware                            23-3014535
Entercom Seattle, LLC                                 Delaware                            23-2988459
Entercom Seattle License, LLC                         Delaware                            23-3007870
Entercom Wichita, LLC                                 Delaware                            23-3027895
Entercom Wichita License, LLC                         Delaware                            23-3027896

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 11, 2002

                                  $250,000,000

                         ENTERCOM COMMUNICATIONS CORP.

                    Class A Common Stock and Preferred Stock
                             ---------------------

                                  $250,000,000

                              ENTERCOM RADIO, LLC
                             ENTERCOM CAPITAL, INC.

                                Debt Securities
                             ---------------------

     Entercom Communications may from time to time offer up to $250,000,000 in aggregate offering price of its Class A common stock, par value $.01 per share, and its preferred stock, par value $.01 per share, or any combination of its Class A common stock and preferred stock.

     Entercom Communication's Class A common stock is traded on the New York Stock Exchange under the symbol "ETM". On February 8, 2002, the last reported sale price for Entercom Communication's Class A common stock on the New York Stock Exchange was $52.00 per share.

     Entercom Radio may from time to time offer up to $250,000,000 in aggregate principal amount or initial accreted value of its debt securities. The debt securities that Entercom Radio may issue may consist of debentures, notes or other types of debt. Any debt securities issued by Entercom Radio will be co-issued by Entercom Capital, Inc. Entercom Radio's payment obligations under any series of debt securities will be guaranteed by Entercom Communications and may be guaranteed by one or more of the Co-Registrants.

     This prospectus provides a general description of the securities we may offer. The specific terms of the securities offered by this prospectus will be set forth in a supplement to this prospectus and will include:

     - in the case of Class A common stock, the number of shares, purchase price and terms of the offering and sale thereof;

     - in the case of preferred stock, the specific designation, number of shares, liquidation preference, purchase price, dividend, voting, redemption and conversion provisions, and any other specific terms of the preferred stock; and

     - in the case of debt securities, the specific designation, aggregate principal amount, purchase price, maturity, interest rate, time of payment of interest, terms (if any) for the subordination or redemption thereof, and any other specific terms of the debt securities;

     You should read this prospectus and any prospectus supplement carefully before you invest in any securities we offer. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

                             ---------------------

     These securities have not been approved by the Securities and Exchange Commission or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                             ---------------------

                The date of this prospectus is February   , 2002

     WE HAVE NOT AUTHORIZED ANY DEALER, SALESMAN OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS. YOU MUST NOT RELY UPON ANY INFORMATION OR REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT. THIS PROSPECTUS AND THE ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH THEY RELATE, NOR DOES THIS PROSPECTUS AND THE ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE INFORMATION CONTAINED IN THIS PROSPECTUS AND THE SUPPLEMENT TO THIS PROSPECTUS IS ACCURATE AS OF THE DATES ON THEIR COVERS. WHEN WE DELIVER THIS PROSPECTUS OR A SUPPLEMENT OR MAKE A SALE PURSUANT TO THIS PROSPECTUS OR A SUPPLEMENT, WE ARE NOT IMPLYING THAT THE INFORMATION IS CURRENT AS OF THE DATE OF THE DELIVERY OR SALE.
                             ---------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
About This Prospectus.................    i
Where You Can Find More Information...    i
The Company...........................    1
Use of Process........................    1
Ratio of Earnings to Fixed Charges and
  Ratio of Earnings to Combined Fixed
  Charges and Preferred Stock
  Dividends...........................    2

                                        PAGE
                                        ----
Description of Capital Stock..........    3
Description of Debt Securities........    7
Plan of Distribution..................   14
Legal Matters.........................   15
Experts...............................   15

                             ---------------------

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement filed with the Securities and Exchange Commission by Entercom Communications, Entercom Radio, Entercom Capital and the co-registrant subsidiaries of Entercom Radio (the "Registrants") utilizing a "shelf" registration process. This prospectus provides you with a general description of the securities that the Registrants may offer. Each time the Registrants sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading "Where You Can Find More Information."

     Unless the context requires otherwise, "Entercom," "We," "Us" or similar terms refer to Entercom Communications Corp., Entercom Radio, LLC, a wholly owned subsidiary of Entercom Communications, Entercom Capital, Inc., a wholly owned subsidiary of Entercom Radio, and Entercom Communication's consolidated subsidiaries, excluding Entercom Communications Capital Trust. The direct and indirect subsidiaries of Entercom Radio hold all of our radio station licenses and related assets.

                      WHERE YOU CAN FIND MORE INFORMATION

     Entercom Communications files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You can inspect and copy these reports, proxy statements and other information at the public reference facility of the Commission, in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (http://www.sec.gov). You can inspect reports and other information Entercom Communications files at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     The Registrants have filed a registration statement and related exhibits with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). The registration statement contains additional information about us, Entercom Communication's Class A common stock and preferred stock and Entercom Radio's debt securities. You may inspect the registration statement and exhibits without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies from the Commission at prescribed rates.

     The Commission allows us to "incorporate by reference" the information Entercom Communications files with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that Entercom Communications files subsequent to the date of this prospectus with the Commission will automatically update and supersede this information. We incorporate by reference the following documents Entercom Communications filed with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

     - Annual Report on Form 10-K for the fiscal year ended December 31, 2001;
       and

     - Description of our Class A common stock contained in our registration statement on Form 8-A that was filed with the Commission on September 15, 1998.

     We are also incorporating by reference into this prospectus all documents filed by the Registrants with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before we cease offering the securities under this prospectus (other than those portions of such documents described in paragraphs (i), (k), and (l) of Item 402 of Regulation S-K promulgated by the Commission).

     You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

                              Corporate Secretary
                         Entercom Communications Corp.
                           401 City Avenue, Suite 409
                        Bala Cynwyd, Pennsylvania 19004
                                 (610) 660-5610

     You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with different information.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus, including the documents that we incorporate by reference herein, contains, in addition to historical information, statements by us with regard to our expectations as to financial results and other aspects of our business that involve risks and uncertainties and may constitute forward looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements reflect our current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including, but not limited to, the following: (1) the highly competitive nature of, and new technologies in, the radio broadcasting industry; (2) our dependence upon our Seattle radio stations; (3) the risks associated with our acquisition strategy generally; (4) the control of us by Joseph M. Field and members of his immediate family; (5) our vulnerability to changes in federal legislation or regulatory policies; and (6) the risks disclosed in Entercom's reports previously filed with the Commission.

     These important factors are discussed in more detail under "Risk Factors" in Entercom Communication's Annual Report on Form 10-K for the year ended December 31, 2001 and in any accompanying prospectus supplements and in other documents the Registrants may file with the Commission and which will be incorporated by reference herein. You may obtain copies of these documents as described under "Where You Can Find More Information" in this prospectus.

     We assume no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required under federal securities laws. Investors are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus or, in the case of any document we incorporate by reference, the date of such document.

     Investors also should understand that it is not possible to predict or identify all factors and should not consider the risks set forth above to be a complete statement of all potential risks and uncertainties. If the expectations or assumptions underlying our forward-looking statements prove inaccurate or if risks or uncertainties arise, actual results could differ materially from those predicted in any forward-looking statement.

                                  THE COMPANY

     We are one of the five largest radio broadcasting companies in the United States based upon pro forma 2000 revenues for pending acquisitions, as derived from the January 7, 2002 edition of BIA Consulting, Inc. We have assembled, after giving effect to the pending acquisitions of three stations in the Denver market and two stations in the Greensboro market, a nationwide portfolio of 100 stations in 19 markets, including 11 of the country's top 50 radio revenue markets. Based upon Duncan's Radio Market Guide (2001 ed.), our station groups, including pending acquisitions, rank among the top three in revenue market share in 18 of the 19 markets in which we operate. Over 85% of our revenues are derived from markets where we ranked as either first or second in market radio revenues.

     We operate a wide range of formats in geographically diverse markets across the United States. Our largest markets, in order of our revenues, including pro forma for pending acquisitions, are Seattle, Boston, Kansas City, Sacramento, Portland, New Orleans and Denver.

     Through our disciplined acquisition strategy, we seek to (1) build top-three station clusters principally in large growth markets and (2) acquire underdeveloped properties that offer the potential for significant improvements in revenues and broadcast cash flow through the application of our operational expertise. Although our focus has been on radio stations in top 50 markets, we also acquire stations in top 75 markets which meet these criteria.

     Our principal executive offices are located at 401 City Avenue, Suite 409, Bala Cynwyd, Pennsylvania 19004, and our telephone number is (610) 660-5610.

                                USE OF PROCEEDS

     Unless we indicate otherwise in the applicable prospectus supplement, we anticipate that we will use any net proceeds from the sale of securities offered by this prospectus and the applicable prospectus supplement for general corporate purposes, including repaying or refinancing our senior bank facility, or redeeming or repurchasing our Convertible Preferred Securities, Term Income Deferrable Equity Securities (TIDES), and for acquisitions, working capital, and other capital expenditures or any other purpose permitted under our senior bank facility. The factors which we will consider in any refinancing will include the amount and characteristics of any debt securities issued and may include, among others, the impact of such refinancing on our interest coverage, debt-to-capital ratio, liquidity and earnings per share. We may temporarily invest funds not required immediately for such purposes in short term investment grade securities.

                       RATIO OF EARNINGS TO FIXED CHARGES
                                      AND
                      RATIO OF EARNINGS TO COMBINED FIXED
                     CHARGES AND PREFERRED STOCK DIVIDENDS

     Entercom Communication's ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for each of the two fiscal years ending September 30, 1997 and 1998 and for each of the three fiscal years ending December 31, 1999, 2000 and 2001, respectively, are set forth below. Any debt securities issued by Entercom Radio will be guaranteed by Entercom Communications. The ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends are identical for all periods because Entercom Communications had no outstanding preferred stock during such periods. The information set forth below should be read in conjunction with the financial information incorporated by reference herein. For purposes of these calculations, "earnings" represents pretax income from continuing operations before loss on equity investments and fixed charges and "fixed charges" consist of interest expense, amortization of debt financing costs and an amount equivalent to interest included in rental charges. We have assumed that one-third of rental expense is representative of the interest factor.

                                                      FISCAL YEAR
                                                         ENDED        FISCAL YEAR ENDED
                                                     SEPTEMBER 30,       DECEMBER 31,
                                                     --------------   ------------------
                                                      1997    1998    1999   2000   2001
                                                     ------   -----   ----   ----   ----
Ratio of earnings to fixed charges.................  15.02    1.62    3.81   2.65   1.90
Ratio of earnings to combined fixed charges and
  preferred stock dividends........................  15.02    1.62    3.81   2.65   1.90

                          DESCRIPTION OF CAPITAL STOCK

     Authorized capital stock of Entercom Communications as of January 31, 2002 consisted of:

     - 200,000,000 shares of Class A common stock, of which 34,829,917 shares were issued and outstanding;

     - 75,000,000 shares of Class B common stock, of which 10,531,805 shares were issued and outstanding;

     - 50,000,000 shares of Class C common stock, none of which were issued and outstanding; and

     - 25,000,000 shares of preferred stock, none of which were issued or outstanding.

     We have reserved for issuance under our 1998 Equity Compensation Plan, as amended, shares of Class A common stock equal to the sum of 2,500,000 and 10% of the number of total outstanding shares of common stock of all classes. As of January 31, 2002, 3,617,645 shares of Class A common stock were available for future grants under this plan. We also have reserved 1,850,000 shares of Class A common stock for issuance under our Employee Stock Purchase Plan, of which 1,794,264 shares were available for purchase as of January 31, 2002.

     The following summary describes the material terms of our capital stock. However, you should refer to the actual terms of our capital stock contained in our amended and restated articles of incorporation and amended and restated bylaws and to the applicable provisions of the Pennsylvania Business Corporation Law of 1988.

COMMON STOCK

     The rights of holders of the common stock are identical in all respects, except as discussed below. All of the outstanding shares of Class A common stock and Class B common stock are, and the shares of Class A common stock sold in the Class A common stock offering will be, upon issuance and payment of the purchase price therefor, validly issued, fully paid and nonassessable.

DIVIDENDS

     Subject to the right of the holders of any class of preferred stock, holders of shares of our common stock are entitled to receive dividends that may be declared by our board of directors out of legally available funds. No dividend may be declared or paid in cash or property on any share of any class of common stock unless simultaneously the same dividend is declared or paid on each share of that and every other class of common stock; provided, that, in the event of stock dividends, holders of a specific class of common stock shall be entitled to receive only additional shares of that class.

VOTING RIGHTS

     The Class A common stock and the Class B common stock vote together as a single class on all matters submitted to a vote of shareholders. Each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to ten votes, except:

     - any share of Class B common stock not voted by either Joseph M. Field or David J. Field, in his own right or pursuant to a proxy, is entitled to one vote;

     - the holders of Class A common stock, voting as a separate class, are entitled to elect two Class A directors;

     - each share of Class B common stock is entitled to one vote with respect to any Going Private Transaction (defined as a "Rule 13e-3 transaction" under the Exchange Act); and

     - as required by law.

     The Class A directors serve one-year terms and must be "independent directors." For this purpose, an "independent director" means a person who is not an officer or employee of us or any of our subsidiaries, and who does not have a relationship which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Holders of common stock are not entitled to cumulate votes in the election of directors.

LIQUIDATION RIGHTS

     Upon our liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets available for distribution after payment in full to creditors and holders of our preferred stock, if any.

CONVERSION OF CLASS A COMMON STOCK

     Shares of Class A common stock owned by a Regulated Entity (defined as either an entity that is a "bank holding company" under the Bank Holding Company Act of 1956 or a non-bank subsidiary of such an entity, or an entity that, pursuant to Section 8(a) of the International Banking Act of 1978 is subject to the provisions of the Bank Holding Company Act, or any non-bank subsidiary of such an entity), are convertible at any time, at the option of the holder, into an equal number of fully paid and non-assessable shares of Class C common stock. All conversion rights of Class A common stock are subject to any necessary FCC approval.

CONVERSION, TRANSFERABILITY OF CLASS B COMMON STOCK

     Shares of Class B common stock are convertible at any time, at the option of the holder, into an equal number of fully paid and non-assessable shares of Class A common stock. All conversion rights of Class B common stock are subject to any necessary FCC approval. Shares of Class B common stock transferred to a party other than Joseph M. Field, David J. Field, a spouse or lineal descendant of either Joseph M. Field or David J. Field or any spouse of such lineal descendant, a trustee of a trust established for the benefit of any such persons or the estate of any such persons are automatically converted into an equal number of fully paid and non-assessable shares of Class A common stock.

CONVERSION, TRANSFERABILITY OF CLASS C COMMON STOCK

     Shares of Class C common stock are convertible at any time, subject to certain restrictions, at the option of the holder thereof, into an equal number of fully paid and non-assessable shares of Class A common stock. A Regulated Entity may not convert shares of Class C common stock into Class A common stock if, as a result of such conversion it would own more than 4.99% of the Class A common stock unless such conversion is permitted under our amended and restated articles of incorporation or otherwise under the Banking Holding Company Act. All conversion rights of Class C common stock are subject to any necessary FCC approval. In general, shares of Class C common stock transferred to a party other than a Regulated Entity are automatically converted into an equal number of fully paid and non-assessable shares of Class A common stock. Shares of Class C common stock may be transferred by a Regulated Entity under a limited set of circumstances.

OTHER PROVISIONS

     The holders of common stock are not entitled to preemptive or similar rights.

PREFERRED STOCK

     We are authorized to issue 25,000,000 shares of preferred stock, par value $.01 per share. Our board of directors, in its sole discretion, may designate and issue one or more series of preferred stock from the authorized and unissued shares of preferred stock. Subject to limitations imposed by law or our amended and restated articles of incorporation, the board of directors is empowered to determine:

     - the designation of and the number of shares constituting a series of preferred stock;

     - the dividend rate, if any, for the series;

     - the terms and conditions of any voting and conversion rights, if any, for the series;

     - the number of directors, if any, which the series shall be entitled to elect;

     - the amounts payable on the series upon our liquidation, dissolution or winding-up;

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     - the redemption prices and terms, if any, applicable to the series; and

     - the preferences and relative rights among the series of preferred stock.

     Such rights, preferences, privileges and limitations of preferred stock could adversely affect the rights of holders of common stock. There are currently no shares of preferred stock outstanding.

     When we offer to sell a particular class or series of preferred securities, we will describe the specific terms and conditions of such class or series in a supplement to this prospectus.

     Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to rights to the payment of dividends and distribution of our assets and rights upon our liquidation, dissolution or winding up, rank:

     - senior to all classes or series of our common stock and to all of our equity securities the terms of which provide that those equity securities are subordinated to the preferred stock;

     - junior to all of our equity securities which the terms of that preferred stock provide will rank senior to it; and

     - on a parity with all of our equity securities other than those referred to in the clauses above.

FOREIGN OWNERSHIP

     Our amended and restated articles of incorporation restrict the ownership, voting and transfer of our capital stock, including our common stock, in accordance with the Communications Act and the rules of the FCC, which currently prohibit the issuance of more than 25% of our outstanding capital stock (or more than 25% of the voting rights it represents) to or for the account of aliens or corporations otherwise subject to domination or control by aliens. In addition, the amended and restated articles authorize our board of directors to take action to enforce these prohibitions, including requiring redemptions of common stock and placing a legend regarding restrictions on foreign ownership on the certificates representing the common stock.

CERTAIN PROVISIONS OF OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION AND AMENDED AND RESTATED BYLAWS

     Our amended and restated articles of incorporation and amended and restated bylaws include provisions that could have an anti-takeover effect. These provisions are intended to preserve the continuity and stability of our board of directors and the policies formulated by our board of directors. These provisions are also intended to help ensure that the board of directors, if confronted by an unsolicited proposal from a third party that has acquired a block of our stock, will have sufficient time to review the proposal, to consider appropriate alternatives to the proposal and to act in what it believes to be the best interests of the shareholders.

     The following is a summary of the provisions of our amended and restated articles of incorporation that we consider material, but does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of our amended and restated articles of incorporation. The board of directors has no current plans to formulate or effect additional measures that could have an anti-takeover effect.

     Exculpation. Directors and officers shall not be personally liable for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys' fees and disbursements)) for any action taken, or any failure to take any action, unless (1) the director has breached or failed to perform the duties of his or her office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     Indemnification. To the fullest extent permitted by the Pennsylvania Business Corporation Law, we will indemnify any person who was, is, or is threatened to be made, a party to a proceeding by reason of the fact that he or she (1) is or was our director or officer or (2) while our director or officer, is or was serving at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

     Blank Check Preferred Stock. Our board of directors may authorize the issuance of up to 25,000,000 shares of preferred stock in one or more classes or series and may designate the dividend rate, voting rights and other rights, preferences and restrictions of each such class or series. Our board of directors has no present intention to issue any preferred stock; however, our board of directors has the authority, without further shareholder approval, to issue one or more series of preferred stock that could, depending on the terms of such series, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. Although our board of directors is required to make any determination to issue such stock based on its judgment as to the best interests of our shareholders, our board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then market price of such stock. Our board of directors does not intend to seek shareholder approval prior to any issuance of such stock, unless otherwise required by law.

PENNSYLVANIA CONTROL-SHARE ACQUISITIONS LAW

     We are subject to the Pennsylvania Business Corporation Law. Generally, subchapters 25E, F, G, H, I and J of the Pennsylvania Business Corporation Law place procedural requirements and establish restrictions upon the acquisition of voting shares of a corporation which would entitle the acquiring person to cast or direct the casting of a certain percentage of votes in an election of directors. Subchapter 25E of the PBCL provides generally that, if we were involved in a "control transaction," our shareholders would have the right to demand from a "controlling person or group" payment of the fair value of their shares. For purposes of subchapter 25E, a "controlling person or group" is a person or group of persons acting in concert that, through voting shares, has voting power over at least 20% of the votes which our shareholders would be entitled to cast in the election of directors. A control transaction arises, in general, when a person or group acquires the status of a controlling person or group. In general, Subchapter 25F of the Pennsylvania Business Corporation Law delays for five years and imposes conditions upon "business combinations" between an "interested shareholder" and us. The term "business combination" is defined broadly to include various merger, consolidation, division, exchange or sale transactions, including transactions utilizing our assets for purchase price amortization or refinancing purposes. An "interested shareholder," in general, would be a beneficial owner of at least 20% of our voting shares.

     In general, Subchapter 25G of the Pennsylvania Business Corporation Law suspends the voting rights of the "control shares" of a shareholder that acquires for the first time 20% or more, 33 1/3% or more or 50% or more of our shares entitled to be voted in an election of directors. The voting rights of the control shares generally remain suspended until such time as our "disinterested" shareholders vote to restore the voting power of the acquiring shareholder.

     Subchapter 25H of the Pennsylvania Business Corporation Law provides circumstances for our recovery of profits made upon the sale of our common stock by a "controlling person or group" if the sale occurs within 18 months after the controlling person or group became such and the common stock was acquired during such 18 month period or within 24 months prior thereto. In general, for purposes of Subchapter 25H, a "controlling person or group" is a person or group that (1) has acquired, (2) offered to acquire or (3) publicly disclosed or caused to be disclosed an intention to acquire voting power over shares that would entitle such person or group to cast at least 20% of the votes that our shareholders would be entitled to cast in the election of directors.

     If our disinterested shareholders vote to restore the voting power of a shareholder who acquires control shares subject to Subchapter 25G, we would then be subject to subchapters 25I and J of the Pennsylvania Business Corporation Law. Subchapter 25I generally provides for a minimum severance payment to certain employees terminated within two years of such approval. Subchapter 25J, in general, prohibits the abrogation of certain labor contracts prior to their stated date of expiration.

     The foregoing summary describes some of the material terms of certain subchapters of the Pennsylvania Business Corporation Law. However, you should refer to the actual statute.

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TRANSFER AGENT AND REGISTRAR

     Transfer Agent and Registrar for our common stock is First Union National Bank.

                         DESCRIPTION OF DEBT SECURITIES

     This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

     Entercom Radio may offer under this prospectus up to $250,000,000 aggregate principal amount of debt securities, or if debt securities are issued at a discount, or in a foreign currency or composite currency, such principal amount as may be sold for an aggregate public offering price of up to $250,000,000. Unless otherwise specified in a supplement to this prospectus, the debt securities will be the direct, unsecured obligations of Entercom Radio and will rank equally with all of its other unsecured and unsubordinated indebtedness. Any debt securities issued by Entercom Radio will be co-issued by Entercom Capital, the wholly owned subsidiary of Entercom Radio. Entercom Radio's payment obligations under any series of debt securities will be guaranteed by Entercom Communications and may be guaranteed by one or more Co-Registrants.

     The debt securities will be issued under an indenture between us and a trustee, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary have the meaning specified in the indenture.

     When we refer to "we," "our" and "us" in this section, we mean Entercom Radio, LLC and Entercom Capital, Inc., as co-issuers, unless the context otherwise requires or as otherwise expressly stated.

GENERAL

     The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in an officers' certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement.

     We may issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities:

     - the title of the debt securities;

     - the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

     - any limit on the aggregate principal amount of the debt securities;

     - the date or dates on which we will pay the principal on the debt securities;

     - the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

     - whether the debt securities rank as senior subordinated debt securities or subordinated debt securities, or any combination thereof;

     - the form and terms of any guarantee of any debt securities;

     - any depositories, interest rate calculation agents or other agents with respect to the debt securities;

     - whether, the ratio at which and the terms and conditions upon which, if any, the debt securities will be convertible into or exchangeable for our common stock or our other securities or securities of another person;

     - the place or places where principal of, premium, if any, and interest, if any, on the debt securities will be payable or the method of such payment, if by wire transfer, mail or by other means;

     - the terms and conditions upon which we may redeem the debt securities;

     - any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

     - the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

     - the dates, if any, on which, and the price or prices at which, the debt securities will be repurchased at the option of the holders thereof and other detailed terms and provisions of such repurchase obligations;

     - the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

     - whether the debt securities will be issued in bearer or fully registered form (and if in fully registered form, whether the debt securities will be issuable, in whole or in part, as global debt securities);

     - the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

     - the currency of denomination of the debt securities;

     - the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

     - if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

     - the manner in which the amounts of payment of principal of, or premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

     - any provisions relating to any security provided for the debt securities;

     - any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

     - any addition to, change in or deletion from, the covenants described in this prospectus or in the indenture with respect to the debt securities;

     - any other terms of the debt securities, which may modify, supplement or delete any provision of the indenture as it applies to that series; and

     - any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

     In addition, the indenture does not limit our ability to issue subordinated debt securities. Any subordination provisions of a particular series of debt securities will be set forth in the officer's certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement.

     We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

     If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

TRANSFER AND EXCHANGE

     Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (we will refer to any debt security represented by a global debt security as a "book-entry debt security"), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a "certificated debt security") as set forth in the applicable prospectus supplement. Except as set forth under the heading "Global Debt Securities and Book-Entry System" below, book-entry debt securities will not be issuable in certificated form.

     CERTIFICATED DEBT SECURITIES. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

     You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

     GLOBAL DEBT SECURITIES AND BOOK-ENTRY SYSTEM. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

     The depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.

     Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, which we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

     So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

     We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

     We will make payments of principal of, and premium and interest on book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

     We expect that the depositary, upon receipt of any payment of principal of, premium or interest on a global debt security, will immediately credit participants' accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

     We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

     We have obtained the foregoing information concerning the depositary and the depositary's book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

CHANGE OF CONTROL

     Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we undergo a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

COVENANTS

     We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

     - we are the surviving corporation or the successor person (if other than Entercom Radio or Entercom Capital, as applicable) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

     - immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

     - certain other conditions that may be set forth in the applicable prospectus supplement are met.

EVENTS OF DEFAULT

     Unless otherwise stated in the applicable prospectus supplement, event of default means, with respect to any series of debt securities, any of the following:

     - default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

     - default in the payment of principal of or premium on any debt security of that series when due and payable at maturity, upon redemption or otherwise;

     - default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

     - default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

     - certain events of bankruptcy, insolvency or reorganization; and

     - any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

     No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

     If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

     The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

     Unless stated otherwise in the applicable prospectus supplement, no holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

     - that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

     - the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

     Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

     The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

MODIFICATION AND WAIVER

     We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

     - reduce the amount of debt securities whose holders must consent to an amendment or waiver;

     - reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

     - reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

     - reduce the principal amount of discount securities payable upon acceleration of maturity;

     - waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

     - make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

     - make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

     - waive a redemption payment with respect to any debt security.

     Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

DEFEASANCE OF DEBT SECURITIES AND CERTAIN COVENANTS IN CERTAIN CIRCUMSTANCES

     LEGAL DEFEASANCE. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

     This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

     DEFEASANCE OF CERTAIN COVENANTS. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

     - we may omit to comply with the covenant described under the heading "Consolidation, Merger and Sale of Assets" and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

     - any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

     The conditions include:

     - depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

     - delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

     COVENANT DEFEASANCE AND EVENTS OF DEFAULT. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we shall remain liable for those payments.

GUARANTEES

     Our payment obligations under any series of debt securities will be guaranteed by Entercom Communications, and may be guaranteed by one or more of the Co-Registrants. The terms of any such guarantee will be set forth in the applicable prospectus supplement.

                              PLAN OF DISTRIBUTION

     We may sell the securities to one or more underwriters for public offering and sale by them and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

     We may distribute the securities from time to time in one or more transactions:

     - at a fixed price or prices, which may be changed;

     - at market prices prevailing at the time of sale;

     - at prices related to such prevailing market prices; or

     - at negotiated prices.

     We may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of securities, we, or the purchasers of securities for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

     We will describe in the applicable prospectus supplement any compensation we pay to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses.

     To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

     Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

                                 LEGAL MATTERS

     John C. Donlevie, Esq., Executive Vice President, Secretary and General Counsel of Entercom, and Executive Vice President, Secretary and General Counsel of Entercom Radio, will issue an opinion with respect to certain legal matters with respect to the validity of the shares of Entercom's Class A common stock and preferred stock. Latham & Watkins, Washington, D.C. will issue an opinion with respect to certain legal matters with respect to Entercom Radio's debt securities. Any underwriters will be advised about the other issues relating to any offering by their own legal counsel. Mr. Donlevie is a full time employee of Entercom and owns beneficial interests in less than one percent of our Class A common stock.

                                    EXPERTS

     The consolidated financial statements and schedule as of December 31, 2001 and for the year then ended incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report. Reference is made to said report, which includes an explanatory paragraph with respect to a change in accounting for derivative instruments and hedging activities pursuant to the provisions of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Hedging Activities."

     The consolidated financial statements and related consolidated financial statement schedule as of December 31, 2000, and for each of the two years in the period ended December 31, 2000 incorporated in this Prospectus by reference from Entercom Communications Corp.'s Annual Report on Form 10-K for the year ended December 31, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which, is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  $250,000,000

                         ENTERCOM COMMUNICATIONS CORP.

                    Class A Common Stock and Preferred Stock
                      ------------------------------------

                                  $250,000,000

                              ENTERCOM RADIO, LLC
                             ENTERCOM CAPITAL, INC.

                                Debt Securities
                      ------------------------------------

                                   PROSPECTUS
                               FEBRUARY    , 2002
                      ------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses to be paid by us in connection with the distribution of the securities being registered are as set forth in the following table. All amounts shown are estimates except for the Securities and Exchange Commission registration fee:

SEC Registration Fee........................................   $   46,000
Rating Agency Fees..........................................   $  150,000
Legal Fees and Expenses.....................................      400,000
Accounting Fees and Expenses................................      150,000
Printing Expenses...........................................   $   80,000
Trustee/Issuing & Paying Agent Fees and Expenses............   $   50,000
Miscellaneous...............................................      124,000
                                                               ----------
     Total..................................................   $1,000,000
                                                               ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Entercom Communication's Amended and Restated Articles of Incorporation provide that Entercom Communication's directors shall not be personally liable to Entercom Communications and its shareholders for monetary damages for any action taken, or any failure to take any action, unless: (i) the director has breached or failed to perform the duties of his or her office under applicable provisions of Pennsylvania law, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This provision does not eliminate the duty of care, and, in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Pennsylvania law. The provision does not affect a director's responsibilities under any other law, such as federal securities laws, criminal laws or state or federal environmental laws. Entercom Communication's Amended and Restated Bylaws provide that Entercom Communications shall indemnify its officers and directors to the fullest extent permitted by Pennsylvania law, including some instances in which indemnification is otherwise discretionary under Pennsylvania law.

     In general, any officer or director of Entercom Communications shall be indemnified by Entercom Communications against expenses including attorneys' fees, judgments, fines and settlements actually and reasonably incurred by that person in connection with a legal proceeding as a result of such relationship, whether or not the indemnified liability arises from an action by or in the right of Entercom Communications, if the officer or director acted in good faith and in the manner believed to be in, or not opposed to, Entercom Communication's best interest, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Such indemnity is limited to the extent that (i) such person is not otherwise indemnified and (ii) such indemnifications are not prohibited by Pennsylvania law or any other applicable law.

     Any indemnification under the previous paragraph (unless ordered by a court) shall be made by Entercom Communications only as authorized in the specific case upon the determination that indemnification of the director or officer is proper in the circumstances because that person has met the applicable standard of conduct set forth above. Such determination shall be made
(i) by the Board of Directors by a majority vote of a quorum of disinterested directors who are not parties to such action or (ii) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion. To the extent that a director or officer of Entercom Communications shall be successful in prosecuting an indemnity claim, the reasonable expenses of any such person and the fees and expenses of any special legal counsel engaged to determine the possibility of indemnification shall be borne by Entercom Communications.

     Expenses incurred by a director or officer of Entercom Communications in defending a civil or criminal action, suit or proceeding shall be paid by Entercom Communications in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that person is not entitled to be indemnified by Entercom Communications under the Bylaws or applicable provisions of Pennsylvania law.

     The indemnification and advancement of expenses provided by, or granted pursuant to Article VIII of the Bylaws is not deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled, both as to action in that person's official capacity and as to action in another capacity while holding such office.

     To satisfy its indemnification obligations, Entercom Communications may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of Entercom Communications, or use any other mechanism or arrangement whatsoever in such amounts, costs, terms and conditions as the Board of Directors shall deem appropriate. The obligations of Entercom Communications to indemnify a director or officer under Article VIII of the Bylaws is a contract between Entercom Communications and such director or officer and no modification or repeal of the Bylaws shall detrimentally affect such officer or director with regard to that person's acts or omissions prior to such amendment or repeal.

     Entercom Communications maintains insurance for its directors and officers for certain losses arising from claims or charges made against them in their capacities as directors and officers of Entercom.

     The charter documents or operating agreements of Entercom Radio, Entercom Capital and the other Co-Registrants contain provisions similar to those detailed above.

ITEM 16.  EXHIBITS

EXHIBIT NO.                     DESCRIPTION OF EXHIBITS
-----------                     -----------------------
     1.1*     Form of Underwriting Agreement.
     1.2*     Form of Placement Agreement.
     3.1      Amended and Restated Certificate of Incorporation
              (incorporated by reference to Exhibit 3.01 of the Company's
              Registration Statement on Form S-1, File No. 333-61381).
     3.2      Amended and Restated Bylaws (incorporated by reference to
              Exhibit 3.02 of the Company's Registration Statement on Form
              S-1, File No. 333-61381).
     3.3      Certificate of Formation of Entercom Radio, LLC.
     3.4      Restated Limited Liability Company Agreement of Entercom
              Radio, LLC.
     3.5      Amended Certificate of Incorporation of Entercom Capital,
              Inc.
     3.6      Bylaws of Entercom Capital, Inc.
     4.1      Form of Class A Common Stock Certificate.
     4.2*     Form of Preferred Stock Certificate
     4.3*     Form of Debt Security.
     4.4      Form of Indenture.
     5.1      Opinion of John C. Donlevie, Esq.
     5.2      Opinion of Latham & Watkins.
    12.1      Statement regarding Computation of Ratios.
    23.1      Consent of Arthur Andersen LLP, independent public
              accountants.
    23.2      Consent of Deloitte & Touche LLP, independent auditors.
    23.3      Consent of John C. Donlevie, Esq. (included in Exhibit 5.1).
    23.4      Consent of Latham & Watkins (included in Exhibit 5.2).
    24.1      Powers of Attorney (included on the signature page hereto).
    25.1*     Statement of Eligibility of Trustee on Form T-1.

---------------

* To be filed by amendment or by a report on Form 8-K pursuant to Regulation S-K, Item 601(b).

ITEM 17.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise,

     (a) We hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that information required to be included in a post-effective amendment by paragraphs (a)(1)(i) and (a)(1)(ii) above may be contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions described in this registration statement above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted against us by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) We hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of
Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BALA CYNWYD, PENNSYLVANIA, ON FEBRUARY 11, 2002.

                                          ENTERCOM COMMUNICATIONS CORP.

                                          By: /s/ JOSEPH M. FIELD
                                            ------------------------------------
                                            Joseph M. Field
                                            Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Joseph M. Field and David J. Field, or any of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 and any or all amendments thereto (including without limitation any post-effective amendments thereto), and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY EACH OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON FEBRUARY 11, 2002.

                   SIGNATURE                                             TITLE
                   ---------                                             -----

              /s/ JOSEPH M. FIELD                  Chairman of the Board and Chief Executive Officer
------------------------------------------------             (Principal Executive Officer)
                Joseph M. Field

               /s/ DAVID J. FIELD                   President, Chief Operating Officer and Director
------------------------------------------------
                 David J. Field

              /s/ JOHN C. DONLEVIE                        Executive Vice President, Secretary,
------------------------------------------------              General Counsel and Director
                John C. Donlevie

             /s/ STEPHEN F. FISHER                    Executive Vice President and Chief Financial
------------------------------------------------      Officer (Principal Financial and Accounting
               Stephen F. Fisher                                        Officer)

               /s/ MARIE H. FIELD                                       Director
------------------------------------------------
                 Marie H. Field

                /s/ HERBERT KEAN                                        Director
------------------------------------------------
               Herbert Kean, M.D.

                 /s/ LEE HAGUE                                          Director
------------------------------------------------
                   Lee Hague

                   SIGNATURE                                             TITLE
                   ---------                                             -----
        /s/ THOMAS H. GINLEY, JR., M.D.                                 Director
------------------------------------------------
          Thomas H. Ginley, Jr., M.D.

              /s/ S. GORDON ELKINS                                      Director
------------------------------------------------
                S. Gordon Elkins

             /s/ MICHAEL R. HANNON                                      Director
------------------------------------------------
               Michael R. Hannon

              /s/ DAVID J. BERKMAN                                      Director
------------------------------------------------
                David J. Berkman

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BALA CYNWYD, PENNSYLVANIA, ON FEBRUARY 11, 2002.

                                          ENTERCOM RADIO, LLC

                                          By: /s/ JOHN C. DONLEVIE
                                            ------------------------------------
                                            John C. Donlevie
                                            Executive Vice President, Secretary,
                                              General Counsel and a Manager

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Joseph M. Field, David J. Field and John C. Donlevie, or any of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 and any or all amendments thereto (including without limitation any post-effective amendments thereto), and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY EACH OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON FEBRUARY 11, 2002.

                   SIGNATURE                                             TITLE
                   ---------                                             -----

              /s/ JOSEPH M. FIELD                     Chief Executive Officer (Principal Executive
------------------------------------------------      Officer) and member of the Board of Managers
                Joseph M. Field

               /s/ DAVID J. FIELD                   President, Chief Operating Officer and member of
------------------------------------------------                 the Board of Managers
                 David J. Field

              /s/ JOHN C. DONLEVIE                    Executive Vice President, Secretary, General
------------------------------------------------      Counsel and member of the Board of Managers
                John C. Donlevie

             /s/ STEPHEN F. FISHER                 Executive Vice President, Chief Financial Officer
------------------------------------------------      (Principal Financial and Accounting Officer)
               Stephen F. Fisher                          and member of the Board of Managers

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BALA CYNWYD, PENNSYLVANIA, ON FEBRUARY 11, 2002.

                                          ENTERCOM DELAWARE HOLDING CORPORATION

                                          By: /s/ JOHN C. DONLEVIE
                                            ------------------------------------
                                            John C. Donlevie
                                            President, Secretary, General
                                              Counsel

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Joseph M. Field, David J. Field and John C. Donlevie, or any of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 and any or all amendments thereto (including without limitation any post-effective amendments thereto), and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY EACH OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON FEBRUARY 11, 2002.

                   SIGNATURE                                             TITLE
                   ---------                                             -----

              /s/ JOHN C. DONLEVIE                      President (Principal Executive Officer),
------------------------------------------------        Secretary, General Counsel and Director
                John C. Donlevie

             /s/ STEPHEN F. FISHER                            Vice President and Treasurer
------------------------------------------------      (Principal Financial and Accounting Officer)
               Stephen F. Fisher

               /s/ BARRY CROZIER                                        Director
------------------------------------------------
                 Barry Crozier

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BALA CYNWYD, PENNSYLVANIA, ON FEBRUARY 11, 2002.

                                          ENTERCOM BOSTON I TRUST

                                          By: /s/ JOHN C. DONLEVIE
                                            ------------------------------------
                                            John C. Donlevie
                                              Executive Vice President,
                                              Secretary and General Counsel

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Joseph M. Field, David J. Field and John C. Donlevie, or any of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 and any or all amendments thereto (including without limitation any post-effective amendments thereto), and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY EACH OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON FEBRUARY 11, 2002.

                   SIGNATURE                                             TITLE
                   ---------                                             -----

              /s/ JOSEPH M. FIELD                          Chief Executive Officer (Principal
------------------------------------------------          Executive Officer) and Sole Trustee
                Joseph M. Field

               /s/ DAVID J. FIELD                        President and Chief Operating Officer
------------------------------------------------
                 David J. Field

              /s/ JOHN C. DONLEVIE                  Executive Vice President, Secretary and General
------------------------------------------------                        Counsel
                John C. Donlevie

             /s/ STEPHEN F. FISHER                    Executive Vice President and Chief Financial
------------------------------------------------      Officer (Principal Financial and Accounting
               Stephen F. Fisher                                        Officer)

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BALA CYNWYD, PENNSYLVANIA, ON FEBRUARY 11, 2002.

                                          ENTERCOM NEW YORK, INC.

                                          By: /s/ JOHN C. DONLEVIE
                                            ------------------------------------
                                            John C. Donlevie
                                              Executive Vice President,
                                              Secretary and General Counsel

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Joseph M. Field, David J. Field and John C. Donlevie, or any of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 and any or all amendments thereto (including without limitation any post-effective amendments thereto), and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY EACH OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON FEBRUARY 11, 2002.

                   SIGNATURE                                             TITLE
                   ---------                                             -----

              /s/ JOSEPH M. FIELD                  Chairman of the Board and Chief Executive Officer
------------------------------------------------             (Principal Executive Officer)
                Joseph M. Field

               /s/ DAVID J. FIELD                   President, Chief Operating Officer and Director
------------------------------------------------
                 David J. Field

              /s/ JOHN C. DONLEVIE                        Executive Vice President, Secretary,
------------------------------------------------              General Counsel and Director
                John C. Donlevie

             /s/ STEPHEN F. FISHER                    Executive Vice President and Chief Financial
------------------------------------------------                        Officer
               Stephen F. Fisher                      (Principal Financial and Accounting Officer)

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BALA CYNWYD, PENNSYLVANIA, ON FEBRUARY 11, 2002.

                                          ENTERCOM CAPITAL, INC.

                                          By: /s/ JOHN C. DONLEVIE
                                            ------------------------------------
                                            John C. Donlevie
                                              Executive Vice President,
                                              Secretary and General Counsel

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Joseph M. Field, David J. Field and John C. Donlevie, or any of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 and any or all amendments thereto (including without limitation any post-effective amendments thereto), and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY EACH OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON FEBRUARY 11, 2002.

                   SIGNATURE                                             TITLE
                   ---------                                             -----

              /s/ JOSEPH M. FIELD                  Chairman of the Board and Chief Executive Officer
------------------------------------------------             (Principal Executive Officer)
                Joseph M. Field

               /s/ DAVID J. FIELD                   President, Chief Operating Officer and Director
------------------------------------------------
                 David J. Field

              /s/ JOHN C. DONLEVIE                        Executive Vice President, Secretary,
------------------------------------------------              General Counsel and Director
                John C. Donlevie

             /s/ STEPHEN F. FISHER                    Executive Vice President and Chief Financial
------------------------------------------------      Officer (Principal Financial and Accounting
               Stephen F. Fisher                                        Officer)

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BALA CYNWYD, PENNSYLVANIA, ON FEBRUARY 11, 2002.

                                          ENTERCOM DENVER, LLC
                                          ENTERCOM DENVER LICENSE, LLC
                                          DELAWARE EQUIPMENT HOLDINGS, LLC
                                          ENTERCOM GAINESVILLE, LLC
                                          ENTERCOM GAINESVILLE LICENSE, LLC
                                          ENTERCOM GREENSBORO, LLC
                                          ENTERCOM GREENSBORO LICENSE, LLC
                                          ENTERCOM GREENVILLE, LLC
                                          ENTERCOM GREENVILLE LICENSE, LLC
                                          ENTERCOM INTERNET HOLDING, LLC
                                          ENTERCOM KANSAS CITY, LLC
                                          ENTERCOM KANSAS CITY LICENSE, LLC
                                          ENTERCOM LONGVIEW, LLC
                                          ENTERCOM LONGVIEW LICENSE, LLC
                                          ENTERCOM MADISON, LLC
                                          ENTERCOM MADISON LICENSE, LLC
                                          ENTERCOM MEMPHIS, LLC
                                          ENTERCOM MEMPHIS LICENSE, LLC
                                          ENTERCOM MILWAUKEE, LLC
                                          ENTERCOM MILWAUKEE LICENSE, LLC
                                          ENTERCOM NEW ORLEANS, LLC
                                          ENTERCOM NEW ORLEANS LICENSE, LLC
                                          ENTERCOM NORFOLK, LLC
                                          ENTERCOM NORFOLK LICENSE, LLC
                                          ENTERCOM PORTLAND, LLC
                                          ENTERCOM PORTLAND LICENSE, LLC
                                          ENTERCOM SACRAMENTO, LLC
                                          ENTERCOM SACRAMENTO LICENSE, LLC
                                          ENTERCOM SEATTLE, LLC
                                          ENTERCOM SEATTLE LICENSE, LLC
                                          ENTERCOM WICHITA, LLC
                                          ENTERCOM WICHITA LICENSE, LLC
                                          ENTERCOM WILKES-BARRE SCRANTON, LLC

                                          BY: /s/ JOHN C. DONLEVIE
                                             -----------------------------------
                                             JOHN C. DONLEVIE
                                              Executive Vice President,
                                              Secretary and General Counsel

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Joseph M. Field, David J. Field and John C. Donlevie, or any of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 and any or all amendments thereto (including without limitation any post-effective amendments thereto), and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY EACH OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON FEBRUARY 11, 2002.

                   SIGNATURE                                             TITLE
                   ---------                                             -----

              /s/ JOSEPH M. FIELD                     Chief Executive Officer (Principal Executive
------------------------------------------------                      Officer) and
                Joseph M. Field                           a member of the Board of Managers of
                                                      Entercom Radio, LLC, the sole member of each
                                                                registrant listed above

               /s/ DAVID J. FIELD                          President, Chief Operation Officer
------------------------------------------------      and as a member of the Board of Managers of
                 David J. Field                       Entercom Radio, LLC, the sole member of each
                                                                registrant listed above

              /s/ JOHN C. DONLEVIE                    Executive Vice President, Secretary, General
------------------------------------------------                        Counsel
                John C. Donlevie                      and as a member of the Board of Managers of
                                                      Entercom Radio, LLC, the sole member of each
                                                                registrant listed above

             /s/ STEPHEN F. FISHER                 Executive Vice President, Chief Financial Officer
------------------------------------------------      (Principal Financial and Accounting Officer)
               Stephen F. Fisher                      and as a member of the Board of Managers of
                                                      Entercom Radio, LLC, the sole member of each
                                                                registrant listed above

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BALA CYNWYD, PENNSYLVANIA, ON FEBRUARY 11, 2002.

                                          ENTERCOM BOSTON, LLC
                                          ENTERCOM BOSTON LICENSE, LLC

                                          By: /s/ JOHN C. DONLEVIE
                                            ------------------------------------
                                            John C. Donlevie
                                              Executive Vice President,
                                              Secretary and General Counsel

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Joseph M. Field, David J. Field and John C. Donlevie, or any of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 and any or all amendments thereto (including without limitation any post-effective amendments thereto), and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY EACH OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON FEBRUARY 11, 2002.

                   SIGNATURE                                             TITLE
                   ---------                                             -----

              /s/ JOSEPH M. FIELD                     Chief Executive Officer (Principal Executive
------------------------------------------------                        Officer)
                Joseph M. Field                     and as Sole Trustee of Entercom Boston I Trust,
                                                    the sole member of each registrant listed above

               /s/ DAVID J. FIELD                        President and Chief Operating Officer
------------------------------------------------
                 David J. Field

              /s/ JOHN C. DONLEVIE                  Executive Vice President, Secretary and General
------------------------------------------------                        Counsel
                John C. Donlevie

             /s/ STEPHEN F. FISHER                    Executive Vice President and Chief Financial
------------------------------------------------      Officer (Principal Financial and Accounting
               Stephen F. Fisher                                        Officer)

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BALA CYNWYD, PENNSYLVANIA, ON FEBRUARY 11, 2002.

                                          ENTERCOM BUFFALO, LLC
                                          ENTERCOM BUFFALO LICENSE, LLC
                                          ENTERCOM ROCHESTER, LLC
                                          ENTERCOM ROCHESTER LICENSE, LLC

                                          By: /s/ JOHN C. DONLEVIE
                                            ------------------------------------
                                            John C. Donlevie
                                              Executive Vice President,
                                              Secretary and General Counsel

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Joseph M. Field, David J. Field and John C. Donlevie, or any of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 and any or all amendments thereto (including without limitation any post-effective amendments thereto), and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY EACH OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON FEBRUARY 11, 2002.

                   SIGNATURE                                             TITLE
                   ---------                                             -----
                                                      Chief Executive Officer (Principal Executive
                                                                        Officer)
              /s/ JOSEPH M. FIELD                           and as Chairman of the Board of
------------------------------------------------    Entercom New York, Inc., the sole member of each
                Joseph M. Field                                 registrant listed above

                                                   President, Chief Operating Officer and as Director
               /s/ DAVID J. FIELD                                          of
------------------------------------------------    Entercom New York, Inc., the sole member of each
                 David J. Field                                 registrant listed above

                                                      Executive Vice President, Secretary, General
              /s/ JOHN C. DONLEVIE                   Counsel and as Director of Entercom New York,
------------------------------------------------    Inc., the sole member of each registrant listed
                John C. Donlevie                                         above

                                                   Executive Vice President, Chief Financial Officer
              /s/ JOHN C. DONLEVIE                  (Principal Financial and Accounting Officer) and
------------------------------------------------    as Director of Entercom New York, Inc., the sole
                John C. Donlevie                         member of each registrant listed above